UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 10, 2006
Citizens Banking Corporation
(Exact Name of Registrant as Specified in Its Charter)
Michigan
(State or Other Jurisdiction of Incorporation)

000-10535 (Commission File Number)	38-2378932 (IRS Employer Identification No.)

328 South Saginaw Street, Flint, Michigan (Address of Principal Executive Offices)	48502 (Zip Code)
(810) 766-7500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated With Exit or Disposal Activities.
SIGNATURES

Item 2.05. Costs Associated With Exit or Disposal Activities.
Strategic Business Alliance Relating to the Company’s Mortgage Operations, Secondary Marketing and Title Services Functions
On March 10, 2006, management of Citizens Banking Corporation (the “Company”) finalized and committed to a plan to enter into strategic business alliances concerning the Company’s mortgage operations, secondary marketing and title services functions pursuant to the general authorization of the Company’s Board of Directors received on January 19, 2006. The Company believes that these alliances will increase significantly the Company’s access to technology, improve the Company’s ability to originate loans by making more sales channels available and eliminate certain fixed costs associated with maintaining the infrastructure of the title services function.
The Company has entered into a contract with PHH Mortgage Corporation to perform mortgage loan processing, servicing, secondary marketing functions and other mortgage-related loan origination services. With respect to the title services function, the Company has determined that such services will be provided by various third party providers throughout its markets.
The Company expects to have fully implemented the strategic business alliance concerning the mortgage operations and secondary marketing functions by the end of June 2006 and the title services function by the end of September 2006. In connection with this initiative, the Company expects to reduce its workforce by 27 employees (approximately 1.2% of its workforce). This headcount reduction is anticipated to result in approximately $0.4 million in severance related costs. The Company anticipates additional charges in 2006 of $0.3 million related to this restructuring.
The following table sets forth a summary of estimated costs to implement the above strategy by major category (in millions):

		Estimate of Charges – 2006

	First	Second	Third	Fourth
Major Cost Category	Quarter	Quarter	Quarter	Quarter	Total

Employee Separation	$0.2	$0.2	- 0 -	- 0 -	$0.4

Other	- 0 -	- 0 -	$0.1	$0.2	$0.3

Total	$0.2	$0.2	$0.1	$0.2	$0.7
The Company expects that these charges will result in future cash expenditures of $0.7 million through 2007.
Consolidation of the Company’s Consumer and Commercial Loan Operations Functions
On March 10, 2006, management of the Company finalized and committed to a plan to consolidate the Company’s consumer and commercial loan operations into a functional, centrally located operation pursuant to the general authorization of the Company’s Board of Directors received on January 19, 2006. The Company believes that the consolidation of these operations will improve workflows between the consumer and commercial loan operations, enhance management and employee productivity and efficiency, improve standardization and specialization, and serve as a more efficient means of deploying best practices.
The Company expects to begin the consolidation process immediately, with full implementation by the end of the second quarter of 2006. In connection with this consolidation, the Company expects to reduce its workforce by 17 employees (approximately 1.0% of its workforce) and will consolidate the loan operations function centrally at its Flint, Michigan headquarters. This headcount reduction is anticipated to result in approximately $0.4 million in severance related costs. The Company anticipates additional charges in 2006 of $0.2 million related to the implementation of process improvement measures and technology enhancements as well as other restructuring activities.
The following table sets forth a summary of estimated costs of the consolidation by major category (in millions):

		Estimate of Charges – 2006

	First	Second	Third	Fourth
Major Cost Category	Quarter	Quarter	Quarter	Quarter	Total

Employee Separation	$0.2	$0.1	- 0 -	$0.1	$0.4

Other	$0.1	$0.1	- 0 -	- 0 -	$0.2

Total	$0.3	$0.2	- 0 -	$0.1	$0.6
The Company expects that these charges will result in future cash expenditures of $0.6 million through 2007.
Forward Looking Statements
Discussions in this report that are not statements of historical fact (including statements that include terms such as “will,” “may,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” and “plan”) are forward-looking statements that involve risks and uncertainties, and actual future results could materially differ from those discussed. Factors that could cause or contribute to such differences include, without limitation, risks and uncertainties disclosed in this report and from time to time in the Company’s other filings with the Securities and Exchange Commission.
Other factors not currently anticipated may also materially and adversely affect actual results. There can be no assurance that future results will meet expectations. While the Company believes that the forward-looking statements in this report are reasonable, the reader should not place undue reliance on any forward-looking statement. In addition, these statements speak only as of the date made. The Company does not undertake, and expressly disclaims, any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as may be required by applicable law.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS BANKING CORPORATION
By:	/s/ Thomas W. Gallagher
Thomas W. Gallagher
Its:	General Counsel and Secretary

Date: March 14, 2006